Exhibit 2(a)(2)

English version

THIS IS A FREE TRANSLATION. ANY QUESTIONS ABOUT THE TEXT MUST BE CLARIFIED BY CONSULTING THE ORIGINAL LISTING RULES IN PORTUGUESE.

TABLE OF CONTENTS

4	NOVO MERCADO LISTING RULES
4	PART I - PURPOSE
4	PART II - DEFINITIONS
7	PART III - AUTHORIZATION FOR THE TRADING ON THE NOVO MERCADO
9	PART IV - BOARD OF DIRECTORS
10	PART V - FISCAL COUNCIL
10	PART VI - ORDINARY AND EXTRAORDINARY REPORTING REQUIREMENTS
13	PART VII - PUBLIC SHARE OFFERINGS
15	PART VIII - DISPOSAL OF C ONTROL
16	PART IX - TRADING IN SECURITIES AND DERIVATIVES BY CONTROLLING SHAREHOLDERS
17	PART X - CANCELLATION OF REGISTRATION AS A PUBLICLY-HELD COMPANY
18	PART XI - DELISTING FROM THE NOVO MERCADO
19	PART XII - SANCTIONS
21	PART XIII - ARBITRATION
21	PART XIV - MISCELLANEOUS
22	PART XV - FINAL PROVISIONS

23	LIST OF EXHIBITS TO THE NOVO MERCADO LISTING RULES
24	EXHIBIT A — FORM ANNUAL CORPORATE CALENDAR
27	EXHIBIT B — FORM STATEMENT OF CONSENT FROM SENIOR MANAGERS
29	EXHIBIT C — FORM STATEMENT OF CONSENT FROM CONTROLLING SHAREHOLDER
31	EXHIBIT D — FORM STATEMENT OF CONSENT FROM FISCAL COUNCIL MEMBERS
32	EXHIBIT E — FORM APPLICATION FOR NOVO MERCADO LISTING
33	EXHIBIT F — FORM STATEMENT SIGNED BY THE COMPANY’S INVESTOR RELATIONS DIRECTOR

Updated in this site in March/2008.

NOVO MERCADO LISTING RULES

PART I

PURPOSE

1.1     These Rules apply to publicly-held companies for the trading of their securities on a listing segment of the São Paulo Stock Exchange — BVSP (BOVESPA) named Novo Mercado. These Rules establish differentiated listing requirements to be followed by these Companies, their Senior Managers and Controlling Shareholder.

PART II

DEFINITIONS

2.1     Defined Terms. In these Rules the terms below, in the singular or plural, mean:

“Annual Corporate Calendar” a list of events the Company must disclose each year. It must contain at least the acts and events listed in Exhibit A to these Listing Rules.

“Arbitration Clause” the clause that requires the Company, its Shareholders, Senior Managers, Fiscal Council members and BOVESPA to submit all disputes between them to arbitration. This applies especially to disputes that relate to the enforcement, validity, efficacy, violation and related effects of: (a) the provisions in the Corporation Law and the Company’s Bylaws, (b) the rules issued by the National Monetary Council, the Central Bank of Brazil and the Securities and Exchange Commission of Brazil, (c) all other rules governing capital markets in general, and (d) the directives in these Listing Rules, Arbitration Rules and the Novo Mercado Agreement.

“Arbitration Rules” the Market Arbitration Panel Rules (as amended) that establish the arbitration procedures for all disputes defined by the Arbitration Clause included in the Company’s Bylaws and Statement of Consent.

“Associated Companies” the companies in which one of them holds at least 10% of another’s capital stock without controlling it, even if the former, directly or indirectly, holds 10% of the voting capital without controlling the latter.

“Buyer” the one to whom the Selling Controlling Shareholder transfers Control of the Company through a Disposal of the Company’s Control.

“Closed Hearing” the consultation procedure carried out before any material amendment to these Listing Rules. The purpose of the Closed Hearing is to (i) hear suggestions about the amendments proposed by BOVESPA from the Companies, their Senior Managers and Controlling Shareholder that have adhered to these Listing Rules, and (ii) decide on the amendments.

“Company” a publicly-held company authorized to have its securities traded on the Novo Mercado.

“Control” the actual and effective power to direct the Company’s activities and to establish the guidelines for the operation of its management bodies, directly or indirectly, in fact or in law. Presumption of control will exist where one or more persons are under common control or bound by a shareholders’ agreement (“controlling group”) that holds enough shares to ensure an absolute majority of votes accorded to the shareholders present at the Company’s previous 3 (three) general meetings, even if they do not hold the number of shares that actually provide them with an absolute majority of the voting stock.

“Controlled Company” a company in which the Company holds Control.

“Controlling Company” the company that exerts Control over the Company.

“Controlling Shareholder” the shareholder or group of shareholders under common control or bound by a shareholders’ agreement that exerts Control over the Company.

“Controlling Shares” the block of shares that directly or indirectly provides its holder(s) with individual or combined powers to exert Control over the Company.

“Corporation Law” Law No. 6,404 of December 15, 1976, as amended.

“CVM” the Securities and Exchange Commission of Brazil (Comissão de Valores Mobiliários).

“Derivatives” bonds and securities traded on futures markets or other instruments for which securities issued by the Company serve as underlying or referenced assets.

“Diffuse Control” the Control exerted by a shareholder who holds less than 50% of capital stock, as well as a group of shareholders that holds more than 50%, provided none of them individually holds more than 50% and as long as they do not participate in a voting agreement and are not under common control and do not act in a way that represents a common interest.

“Disposal of Company’s Control” the transfer of the Controlling Shares to a third party for consideration.

“Economic Value” the value of the Company and its shares as determined by a specialized company and based on reputable methodology or on any other CVM criteria.

“Free Float” all shares issued by the Company, except for those held by: the Controlling Shareholder, people entailed to him/her/it, the Company’s Senior Managers, the Company’s treasury and except for the special class of shares intended to ensure differentiated policy-making rights, which are held by the privatizing entity on a non-transferable and exclusive basis (golden shares).

“IFRS (International Financial Reporting Standards)” the international accounting standards issued by the International Accounting Standards Board .

“Independent Member” a member of the Board of Directors who: (i) has no ties to the Company except for owning an equity share of its capital stock; (ii) is not a Controlling Shareholder, the Controlling Shareholder’s spouse or a relative to the second degree, is not or has not been linked in the last 3 (three) years to a company or entity with ties to the Controlling Shareholder (this restriction does not apply to people linked to governmental institutions of education and research); (iii) has not been a Senior Manager of the Company or employed by or worked for the Company, the Controlling Shareholder or any other company controlled by the Company; (iv) is not a direct or indirect supplier or purchaser of the Company’s services or products or both, to a degree that results in loss of independency; (v) is not an employee or manager of a company or entity that supplies services or products or both to, or buys these from, the Company; (vi) is not a spouse or a relative to the second degree of any Senior Manager of the Company; (vii) does not receive any compensation from the Company except for that related to its activities as member of the Board of Directors (this restriction does not apply to cash from equity interests in the capital stock).

“Listing Rules” these Novo Mercado Listing Rules.

“Minimum Free Float” the minimum percentage of Free Float required for the Company to join the Novo Mercado. The Company must maintain a Minimum Free Float of at least 25% of the Company’s total capital stock while the securities are listed for trading on the Novo Mercado.

“Novo Mercado Agreement” the agreement between: (i) BOVESPA, and (ii) the Company, the Senior Managers and the Controlling Shareholder. This agreement governs the obligations that apply to the Company’s listing on the Novo Mercado.

“Novo Mercado” BOVESPA listing segment governed by these Rules.

“Founders Shares” the non-par negotiable instruments that are not included in the capital stock, as defined in article 46 of Corporation Law.

“Selling Controlling Shareholder” the Controlling Shareholder that disposes of its controlling interest in the Company.

“Senior Manager” when used in the singular, the executive officer and Board of Directors member of the Company individually, and when in the plural, the executive officers and Board of Directors members as a whole.

“Statement of Consent from Controlling Shareholders” the instrument by which the new Controlling Shareholders, or the shareholder(s) joining the Company’s controlling group, accept personal liability for complying with the Novo Mercado Agreement, these Listing Rules, the Arbitration Clause and the Arbitration Rules, using the model at Exhibit C.

“Statement of Consent from Fiscal Council Members” the instrument which the members of the Company’s Fiscal Council (when instated), accept personal liability for complying with the Arbitration Rules. This Statement (using the model at Exhibit D) is also valid as an Arbitration Clause.

“Statement of Consent from Senior Managers” the instrument by which the new Senior Managers of the Company personally accept liability for complying with the Novo Mercado Agreement, these Listing Rules and the Arbitration Rules. This Statement (using the model at Exhibit B) is also valid as an Arbitration Clause.

“US GAAP” the Generally Accepted Accounting Principles adopted in the United States of America.

PART III

AUTHORIZATION FOR THE TRADING ON THE NOVO MERCADO

3.1           Authorization for the Trading on the Novo Mercado. The BOVESPA Chief Executive Officer may authorize a Company for the trading of its securities on the Novo Mercado if it complies at least with these requirements:

(i)                     It has obtained and maintained up-to-date the Company’s CVM registration for the trading of its common shares on stock exchanges;

(ii)                  Its registration for the trading of its securities at BOVESPA has been applied for;

(iii)               It has signed the Novo Mercado Agreement;

(iv)              Its Bylaws have been amended to insert the Novo Mercado’s required clauses — especially the Arbitration Clause;

(v)                 It maintains the Minimum Free Float, considering items 7.3 and 8.5;

(vi)              Its capital stock is represented only by common shares, except in cases of privatization, if dealing with a special class of share which purpose is to ensure differentiated, non-transferable policy-making rights that the privatizing entity holds exclusively (golden share). These rights are subject to BOVESPA prior review;

(vii)           It has no Founders Shares, and

(viii)        It has complied with the legal and regulatory provisions that apply to the Novo Mercado.

3.1.1        After a formal and substantiated request from the Company, BOVESPA Chief Executive Officer may grant an extension of time to comply with the Minimum Free Float requirements.  This power also applies in relation to the deadlines in items 3.1 (v), 7.3, and 8.5, and in other extraordinary circumstances.

3.1.2        Any exceptional treatment given based on the above rule will be disclosed on the BOVESPA web site.

3.2           Listing Application. A Company’s application for authorization for the trading of its securities on the Novo Mercado must include these supporting documents:

(i)                     Application form (Exhibit E) signed by the Investor Relations Officer;

(ii)                  Statement (Exhibit F) signed by the Investor Relations Officer;

(iii)               Copy of the documentation submitted to the CVM to obtain registration for the trading of its securities on the stock exchange or, in the case of publicly-held companies, to update this registration to the latest financial year;

(iv)              Copy of the quarterly financial statements (ITR) for the current financial year, if the periods for delivery have already elapsed;

(v)                 Copy of the updated Bylaws amended to reflect the clauses required by BOVESPA;

(vi)              Copy of the minutes of the general meetings and Board of Directors meetings held in the 12 (twelve) months before the application for registration is submitted;

(vii)           Copy of the financial statements for the last 3 (three) financial years, if appropriate;

(viii)        Copy of the documentation submitted to CVM for registration of the distribution of securities by public share offering, if appropriate, and

(ix)                Model of the multiple share certificates, or identification of the issuing agent (for multiple share certificates) or the depositary financial institution (for book entry shares).

3.2.1        BOVESPA may request additional clarification or information from the Novo Mercado applicant. The applicant must provide that additional clarification or information within 30 (thirty) days from receiving the request. Failure to do so may result in the application being refused. If the listing application is refused, BOVESPA must return all supporting documents to the applicant.

3.2.2        The authorization granted to a Company to list its securities on the Novo Mercado is not an opinion on that Company’s standing. The Company’s Senior Managers are liable and accountable for the truth of the information given to BOVESPA and the authenticity of the supporting documents.

3.2.3        The Company’s authorization for the trading of its securities on the Novo Mercado is valid indefinitely.

3.3           Entry into the Novo Mercado by Public Offering. A Company that enters the Novo Mercado by public offering must comply with the provisions of Part VII of these Rules.

3.4           Lock-up Period. For 6 (six) months after the Company’s first public share offering after signing the Novo Mercado Agreement, the Controlling Shareholder and the Senior Managers must not sell or offer to sell any of the Company’s shares and Derivatives held by them immediately after that public offering. After these initial 6 (six) months, the Controlling Shareholder and the Senior Managers must not, for a further 6 (six) months, sell or offer to sell more than 40% of the Company’s shares and Derivatives held by them immediately after that public offering.

3.4.1        The prohibition in item 3.4 does not apply:

(i)                     To the entry into the Novo Mercado of a Company that: (i) is already listed on BOVESPA, or (ii) is listed in an organized over-the-counter market managed by BOVESPA and has already made an initial public offering;

(ii)                  To the lending of shares to bring forward the share trading at BOVESPA, subject to BOVESPA’s approval, and

(iii)               An assignment or loan of shares connected to the activities of a market maker registered with the BOVESPA, limited to no more than 15% of the locked-up shares will be available.

PART IV

BOARD OF DIRECTORS

4.1           Authority. The Company’s Board of Directors will have the powers described in the corporate law. It will also have the duties described in the Company’s Bylaws.

4.2           Duties and Responsibilities. The members of the Board of Directors will have the responsibilities described in the corporate law and in these Listing Rules.

4.3           Composition. The Board of Directors will be composed of at least 5 (five) members elected at a general meeting. Of these, at least 20% must be Independent Members.

4.3.1        If this percentage results in a fraction, the number will be rounded to the nearest whole number, with the fraction of 0.5 being rounded up.

4.3.2        Members elected as described in paragraphs 4 and 5 of Article 141 or Article 239 of Law No. 6.404/76 will be considered independent.

4.3.3        Independent Members will be expressly identified in the minutes of the general meeting at which they are elected.

4.4           Term of Office. The Board of Directors members will serve a unified term of 2 (two) years at the most, with reelection allowed.

4.4.1        Exceptionally and for transition purposes only, if the Company’s Control is converting to Diffuse Control, the members of the first Board of Directors may be elected for a unified term of office of 3 (three) years.

4.5           Statement of Consent from Senior Managers. The Company must require all the Board of Directors and Executive Office new members to sign the Statement of Consent from Senior Managers contained in Exhibit B. Joining the Board of Directors and Executive Office is conditioned on signing the Statement of Consent. A signed copy must be sent promptly to BOVESPA.

PART V

FISCAL COUNCIL

5.1           Authority. The Company’s Fiscal Council will have the powers described in the corporate law. It will also have the duties described in the Company’s Bylaws.

5.2           Duties and Responsibilities. The Fiscal Council members will have the responsibilities described in the corporate law and in these Listing Rules. In the latter case, the sole duties and responsibilities concern compliance with the Arbitration Rules.

5.3           Statement of Consent from Fiscal Council Members. The Company must require all members elected to the Fiscal Council to sign the Statement of Consent contained in Exhibit D. Joining the Fiscal Council is conditioned on signing the Statement of Consent. A signed copy must be sent promptly to BOVESPA.

PART VI

ORDINARY AND EXTRAORDINARY REPORTING REQUIREMENTS

6.1           Cash Flow Statement. The Company’s financial statements and consolidated accounts to be prepared at the end of every quarter (except the fourth quarter) and at the end of the financial year must include a Cash Flow Statement. The Cash Flow Statement must reflect at least the changes in cash and cash equivalents, with the balances broken down into operational, financial and investment activities.

6.1.1        The Company must begin submitting the Cash Flow Statement described in item 6.1 no later than 6 (six) months after it is listed on the Novo Mercado.

6.1.2        In the Standard Financial Statements (Demonstrações Financeiras Padronizadas - DFP), the Company must:

(i)                  Include the Cash Flow Statement described in item 6.1 in the explanatory notes; and

(ii)               State, in the Management Report, the existence of and the binding to the Arbitration Clause.

6.2           Financial Statements Prepared in Accordance with International Standards. After the end of every financial year, the Company must, in addition to that which is provided for in applicable laws:

(i)                  Prepare financial statements or consolidated accounts in accordance with the IFRS or US GAAP, denominated in Brazilian reals or US dollars, the full contents of which must be released in English. These must be accompanied by a management report, explanatory notes (including net income and the shareholders’ equity at the end of the financial year in accordance with Brazilian accounting standards and the proposal for the allocation of results) and the independent auditors’ report; or

(ii)               Disclose in English the full contents of the financial statements, management report and notes prepared in accordance with Brazilian corporate law, together with an additional note reconciling year-end results and the shareholders’ equity under Brazilian accounting standards and the IFRS or the US GAAP (as the case may be), highlighting the major differences between the accounting principles used, together with the independent auditors’ report.

6.2.1        The requirements described in item 6.2 must begin no later than the disclosure of financial statements for the second financial year after the Company is listed on the Novo Mercado.

6.2.2        The financial statements referred in item 6.2 must be disclosed within 4 (four) months after the end of the financial year.

6.2.3        The Independent Auditors hired by the Company must be registered with CVM and must also have proven experience with reviewing financial statements prepared under the IFRS or US GAAP, as the case may be. The Company will be liable for compliance with this requirement.

6.3           Quarterly Statements in English or Prepared under International Standards. The Company must either provide the full contents of the Quarterly Financial Statements (Informações Trimestrais - ITR) translated into English or present the Financial Statements or Consolidated Accounts prepared in accordance with the IFRS or the US GAAP, as provided for in item 6.2.

6.3.1        Submission of the Quarterly Financial Statements dealt with in item 6.3 must begin after disclosure of the first Financial Statement prepared under the criteria described in item 6.2 above.

6.3.2        The Quarterly Financial Statements described in item 6.3 must be presented no later than 15 (fifteen) days after the deadline prescribed by law for disclosure of the Quarterly Financial Statements - ITR.

6.3.3        The Financial Statements described in item 6.3 must be accompanied by an opinion or special review report prepared by Independent Auditors.

6.4           Additional Requirements for Quarterly Financial Statements - ITR. In addition to the information legally required to be included in Quarterly Financial Statements, the Company must:

(i)             Present a Consolidated Balance Sheet, a Consolidated Income Statement, and Consolidated Performance Report when it is required to submit consolidated accounts at year-end;

(ii)          Disclose any direct or indirect ownership interest exceeding 5% of the Company’s capital stock, to the level of individual shareholders;

(iii)       Report, on a consolidated basis, the quantity and characteristics of the Company’s securities directly or indirectly held by the Controlling Shareholder, the Senior Managers and the Fiscal Council members;

(iv)      Report the evolution of the volume of securities held by the people referred to in item 6.4 (iii)

over the preceding 12 (twelve) months;

(v)         Include the Cash Flow Statement described in item 6.1 in explanatory notes;

(vi)      State the Free Float volume and respective percentage in relation to the total capital stock; and

(vii)   State the existence of and the binding to the Arbitration Clause.

6.4.1        The information described in items 6.4 (ii), (iii), (iv), (vi) and (vii) must be included under “Other Pieces of Relevant Information” (“Outras Informações que a Cia. Entenda Relevantes”).

6.4.2        Disclosure of the information provided for in item 6.4 (i) must begin no later than 6 (six) months after the Company is listed on the Novo Mercado.

6.4.3        Quarterly Financial Statements must always be accompanied by a Special Review Report issued by an Independent Auditor who is registered with the CVM. It must be prepared in accordance with CVM rules.

6.5           Additional Requirements for the Annual Information Statements (Informações Anuais - IAN). The information described in items 6.4 (iii), (iv) and (vii) must also be included in the Company’s Annual Information Statements, under “Other Pieces of Information Considered Important” (“Outras Informações Consideradas Importantes para o Melhor Entendimento da Cia.”).

6.6           Public Meeting with Analysts. At least once a year, the Company and the Senior Managers must hold a public meeting with analysts and other interested parties to disclose information about the Company’s economic and financial condition, plans and outlook.

6.7           Annual Corporate Calendar. The Company and the Senior Managers must send to BOVESPA and disclose, by the end of January each year, an Annual Corporate Calendar that shows the schedule of corporate events and contains at least the information listed in Exhibit A. Any changes in scheduled events must be sent to BOVESPA and promptly disseminated to the public.

6.7.1        If a company is listed on the Novo Mercado after the period stated in item 6.7, the Company must provide BOVESPA with and disclose its Annual Corporate Calendar by the day before the first day of trading.

6.8           Related Party Contracts. The Company must send BOVESPA and disclose information about any contracts entered into between the Company and its Controlled Companies and Associated Companies, Senior Managers and Controlling Shareholder; between the Company and the Controlled Companies and Associated Companies of its Senior Managers and Controlling Shareholder; and between the Company and any other companies that form a group with those mentioned above in fact or in law, whenever one single contract or a series of related contracts, whether or not for the same purpose, are worth R$200,000.00 or more within any one-year period, or equal to 1% or more of the shareholders’ equity, whichever is greater.

6.8.1        The information provided and disclosed under item 6.8 must state the purpose of the contract, its effective term and value, its rescission or termination conditions, and any influence the contract may have on the Company’s management and business.

6.9         BOVESPA may, when justified, establish different methods and deadlines for disclosure of the information described in Part VI.

6.9.1      Any exceptional treatment allowed under this rule will be disclosed on BOVESPA’s web site.

PART VII

PUBLIC SHARE OFFERINGS

7.1         Shareholding Dispersion in Public Offerings. In all public share offerings, the Company will make its best effort to achieve widely dispersed share ownership. It will use special procedures to achieve this, as described in its prospectus. These can include:

(i)                       Ensuring access to all interested investors; or

(ii)                    Allocating at least 10% of the offering to individuals or non-institutional investors.

7.2         Prospectus. The prospectus for the Company’s public offering must comply with the minimum requirements listed below, in addition to other requirements described in law and in the rules of self-regulating entities:

(i)                     The prospectus must be sent to BOVESPA and disclosed;

(ii)                  It must be written clearly, avoiding legal or technical terms and cross-references to other documents and rules;

(iii)               It must include an index and summary describing its contents, for easier consultation;

(iv)              It must present the updated information that was provided to CVM: (a) to obtain registration as a publicly-held company authorized for trading its securities on stock exchanges; and (b) to make a public offering;

(v)                 The telephone number and e-mail address for contacting the Investor Relations Officer must be stated;

(vi)              An economic and financial feasibility study must be provided when CVM rules require one, and the format of the study must comply with CVM rules;

(vii)           The risk factors must be described. Risk factors include all facts related to the Company and its business that might affect an investor’s decision to buy the Company’s securities. Risk factors include, among other things: (a) the Company not having a track record; (b) financial difficulties the Company faces; and (c) risks inherent in the Company’s current or future activities;

(viii)        An overview of the Company’s activities must be given. This overview must include: (a) a description of the Company’s business, production processes and markets, as well as those of its subsidiaries; (b) macroeconomic factors that might affect the Company’s business; (c) a list of products and services the Company offers and their respective share in total revenue; (d) a description of the products and services under development; (e) relationships with suppliers and customers; (f) reliance on domestic and foreign markets; (g) effects of government action on its business, together with the existence of any specific regulations governing its activities; (h) information about trademarks, patents, and licenses; (i) relevant contracts, and the potential effects of future renegotiation of these contracts on the Company’s business; (j) number of employees and human resources policy; and (k) major competitors in the Company’s market;

(ix)                It must have a management report analyzing and discussing the Company’s financial statements. This report must explain: (a) the reasons for any changes in the income statement accounts over the last 3 (three) or more years; (b) the effect of inflation; and (c) the Company’s ability to meet its financial commitments;

(x)                   All types of securities issued by the Company must be described with a clear statement of their underlying rights and other features (e.g. type, yield and trading place), together with any history of prices for these securities;

(xi)                Court, arbitration and administrative cases in which the Company is involved must be described, including the amounts involved, chances of success, and whether a provision has been made;

(xii)             The prospectus must declare all transactions entered into between the Company and its Controlled and Associated Companies, Senior Managers, and Controlling Shareholder; between the Company and companies controlled by or associated with the Senior Managers and Controlling Shareholder; and between the Company and other companies that form a group with any of the people mentioned above, either in fact or in law;

(xiii)          It must describe all events or transactions that will take place during the public offering period that might affect the price of the securities;

(xiv)         It must describe the qualifications and experience of the Senior Managers and Fiscal Council members, as well as the Company’s compensation and benefit policies;

(xv)            It must disclose any direct or indirect ownership interest exceeding 5% of the Company’s capital stock, up to the level of individual shareholders; and

(xvi)         It must state the existence of and the binding to the Arbitration Clause.

7.2.1                   BOVESPA may require the Company to provide other documents related to public offerings.

7.2.2      Whenever CVM has waived the requirement of a prospectus for the Company, the documents forwarded to CVM in relation to the public offering must also be delivered to BOVESPA.

7.2.3      Likewise, the Company must provide BOVESPA the same public offering registration documents it provides to CVM on the same day. There is an exception to this rule if the Company has requested confidential treatment from CVM.

7.3         Maintenance of the Minimum Free Float after Capital Increase. If any capital increase is not fully subscribed for by those who hold a preemptive right or if not enough people are interested in the public offering and the Controlling Shareholder subscribes for all or part of the capital increase, the latter must take the steps necessary to restore the Minimum Free Float within 6 (six) months after the subscription is ratified, when applicable.

PART VIII

DISPOSAL OF CONTROL

8.1         Disposal of the Company’s Control. The Disposal of the Company’s Control, whether it is done in a single transaction or in a series of transactions, must be done on the condition that the buyer undertakes to make a public tender offer to acquire all shares held by the other shareholders in the Company. This public tender offer must comply with the law and with these Listing Rules and the other shareholders must be given the same treatment as the Selling Controlling Shareholder.

8.1.1      For the purposes of the public tender offer described in item 8.1, the Selling Controlling Shareholder and the Buyer must promptly inform BOVESPA in writing of the price and other terms of the agreement for Disposal of Company’s Control.

8.1.2      The public tender offer described in item 8.1 must also be made:

(i)                Whenever there is an assignment, for consideration, of subscription rights for shares and other securities, or of rights related to securities convertible into shares, that results in Disposal of Company’s Control; or

(ii)             Whenever there is disposal of a controlling interest in a company that holds the Company’s Control. In this case, the Selling Controlling Shareholder must inform BOVESPA of the value given to the Company in the transaction and provide documents that support the valuation.

8.2         Acquisition of Control through Successive Transactions. Anyone who already owns the Company’s shares and acquires the Company’s Control through a private share purchase agreement with the Controlling Shareholder, regardless of the number of shares involved, must:

(i)                Make a public tender offer as described in section 8.1 above; and

(ii)             Compensate the shareholders from whom it bought shares on stock exchange in the 6 (six) months before the date of Disposal of Control, paying them the difference between the price paid to the Selling Controlling Shareholder and the price paid to them, adjusted according to an appropriated index.

8.3         Statement of Consent from Controlling Shareholders. The Selling Controlling Shareholder cannot transfer title to his shares until the Buyer signs a Statement of Consent from Controlling Shareholders. Likewise, the Company will not register any transfer of shares to the Buyer or to whoever holds its Control, until the latter signs the Statement of Consent from Controlling Shareholders, which must be promptly forwarded to BOVESPA.

8.3.1      The Company must not file any shareholders’ agreements that provide for the exercise of Control until the parties to the agreement have signed a Statement of Consent from Controlling Shareholders, which must be promptly forwarded to BOVESPA.

8.4         Disputes Regarding the Disposal of Company’s Control. Arbitration under the Arbitration Rules of the Market Arbitration Panel must be used to resolve any disputes, especially about the existence, validity, enforcement, efficacy, violation and related effects, of: (i) Disposal of Company’s Control; or (ii) the compulsory issuance of a public tender offer or its conditions.

8.5         Minimum Free Float after Disposal of Control. Upon Disposal of the Company’s Control, the Buyer - to the extent applicable - must take the steps necessary to restore the Minimum Free Float within 6 (six) months after acquiring Control.

8.6         Supplementary Rules. BOVESPA may issue supplementary rules to govern the issuance of public tender offers.

PART IX

TRADING IN SECURITIES AND DERIVATIVES BY CONTROLLING SHAREHOLDERS

9.1         Reporting Requirements. The Controlling Shareholder must report the volume and characteristics of the Company’s securities that it holds directly or indirectly to BOVESPA, including Derivatives. It must give this notice promptly after acquiring Control.

9.1.1      Any trades in securities and Derivatives described in this section must be reported in detail to BOVESPA, including price, within 10 (ten) days after the end of the month in which these trades occurred.

9.1.2      The requirement dealt with in this section includes securities and the respective Derivatives held directly or indirectly by the spouse, domestic partner, and dependents stated on the annual income tax returns of the Controlling Shareholder.

9.2         Disclosure by BOVESPA. BOVESPA will widely disclose the information provided by the Controlling Shareholder, in accordance with the provisions of this Part, on a consolidated basis.

PART X

CANCELLATION OF REGISTRATION AS A PUBLICLY-HELD COMPANY

10.1       Appraisal Report. Canceling registration as a publicly-held Company requires the preparation of a report on the Economic Value of the Company’s shares. This valuation report must be prepared by a specialized institute or company with proven experience and that is independent of the Company’s decision-making powers, its Managers and the Controlling Shareholder. The report must also meet the requirements of article 8 paragraph 1 of the Corporation Law and include the liability set out in paragraph 6 of the same article.

10.1.1    The general meeting of shareholders has exclusive responsibility for choosing the specialized institute or company that will determine the Company’s Economic Value.  The general meeting of shareholders will choose from among 3 (three) nominees submitted by the Board of Directors. The resolution must be passed by a majority of the votes of shareholders representing Free Float who are present at the general meeting, not counting blank votes. If the general meeting of shareholders is instated on the first call, it must have a quorum of shareholders representing at least 20% of the total Free Float. If the meeting is instated on the second call, it can have any number of shareholders representing Free Float.

10.1.2             The party making the offer must pay all the costs of preparing the valuation report.

10.2       Public Tender Offer. The minimum offer price in the public tender offer to be made by the Controlling Shareholder or the Company to cancel the Company’s registration as a publicly-held company cannot be less than the Economic Value determined in the appraisal report mentioned in item 10.1.

10.3       Offer Price. When the decision to cancel the Company’s registration as a publicly-held company is disclosed to the market, the party making the offer must disclose the maximum value per share that will be tendered in the public offer.

10.3.1    The public tender offer is conditional on the value stated in the appraisal report not being greater than that offered by the offering party, as provided for in item 10.3.

10.3.2    If the Economic Value of the shares is higher than the amount tendered by the offering party, the resolution to cancel the Company’ registration as a publicly-held company will be revoked unless the offering party expressly agrees to tender a public offer at the Economic Value. The offering party must disclose its decision to the market.

10.4       Procedures. Cancellation of the Company’s registration as a publicly-held company must follow the procedures and meet all further requirements in the applicable laws and regulations, especially relevant CVM rules and the provisions of these Listing Rules.

PART XI

DELISTING FROM THE NOVO MERCADO

11.1    Delisting. A Company may delist from the Novo Mercado at any time, as long as the delisting (i) has been approved at a general meeting of shareholders; and (ii) has been reported in writing to BOVESPA at least 30 (thirty) days in advance.

11.1.1      Delisting from the Novo Mercado does not mean that the Company will lose its status as a publicly-held company listed on BOVESPA.

11.2    Public Tender Offer by the Controlling Shareholder. Whenever the Company’s delisting from the Novo Mercado is because of registration of its securities for trades outside the Novo Mercado, the Controlling Shareholder must make a public tender offer to acquire the other shareholders’ shares. The Controlling Shareholder must pay at least the Economic Value determined under Part X above and applicable rules and regulations. The information about the public tender offer must be reported to BOVESPA and disclosed to the market immediately after the general meeting at which the delisting is approved.

11.3    Cancellation of Registration as a Publicly-Held Company. Whenever the Company’s delisting from the Novo Mercado is due to cancellation of registration as a publicly-held company (i) all the steps required by law must be followed and the public tender offer must be made for at least the Economic Value of the shares, determined as described in Part X; and (ii) a general meeting, as described in item 11.1 (i), is not required.

11.4    Corporate Reorganization. Whenever the Company’s delisting from the Novo Mercado is because of a corporate reorganization whereby the resulting company does not qualify for trading its securities on the Novo Mercado, the Controlling Shareholder must make a public tender offer for acquisition of the shares held by the other shareholders. This public tender offer must be for at least at the Economic Value of the shares, determined as described in Part X, and the applicable rules and regulations. The information about the public tender offer must be reported to BOVESPA and disclosed to the market immediately after the general meeting in which the reorganization is approved.

11.5    Surviving Requirements. A Company’s delisting from the Novo Mercado does not release the Company, its Senior Managers, and the Controlling Shareholder from compliance with the requirements that result from the Novo Mercado Agreement, the Arbitration Clause, the Arbitration Rules and these Listing Rules, whenever the requirements arise from events that took place before the delisting.

11.6    Disposal of Company’s Control after Delisting. The Disposal of Company’s Control within 12 (twelve) months after the Company’s delisting from the Novo Mercado will require the Selling Controlling Shareholder and the Buyer, jointly and severally, to make a public tender offer to acquire the shares of the other shareholders at the price and on the conditions given to the Selling Controlling Shareholder for sale of its own shares, adjusted according to an appropriated index. The same rules as apply to Disposal of Control under Part VIII must be followed.

11.6.1      If the price the Selling Controlling Shareholder receives when it sells its own shares is higher than the amount stated in the public tender offer due to delisting from Novo Mercado, the Selling Controlling Shareholder and the Buyer will be jointly and severally liable for paying the difference to those who accepted the public tender offer, on the same conditions as those mentioned in item 11.6.

11.6.2      The Company and the Controlling Shareholder must note in the Company’s Share Register, for the shares the Controlling Shareholder owns, the Buyer’s commitment to offer the other shareholders the same price and payment terms as offered to the Selling Controlling Shareholder, in accordance with items 11.6 and 11.6.1.

11.7    No Return. After delisting from the Novo Mercado, the Company’s securities cannot be traded on the Novo Mercado for at least 2 (two) years after the delisting is formalized. There is an exception to this rule if the Company’s shareholding control is disposed of after the delisting.

11.8    Supplementary Rules. If the Company’s control is classified as Diffuse Control, BOVESPA may issue supplementary rules to govern public tender offers for shares described in this Part.

PART XII

SANCTIONS

12.1    Notice of Default. To enforce compliance with Novo Mercado Listing Rules, BOVESPA will send written notice to the Company, the Senior Managers and the Controlling Shareholder, as the case may be, whenever they are in breach of any obligations deriving from these Listing Rules. The notice must set a period for curing the default, when appropriate.

12.1.1      The Company, the Senior Managers or the Controlling Shareholder, as the case may be, will be subject to the fines provided for in regulations, as well as to the sanctions described in items 12.4 and 12.5. They will also be subject to any other penalties provided for in laws and to reparation for losses and damage, including ceasing profits.

12.2    Fines. When fines are imposed, these factors will be taken into consideration: (i) compliance with obligations; (ii) the nature and seriousness of the breach; (iii) harm to the market and its participants; (iv) advantages the offender gained; and (v) past breaches of other rules and repetition of the same offense.

12.3    Payment and Allocation of Fines. The offender will receive a discount of 50% (fifty percent) in the total amount of the fine if paid within 10 (ten) days.

12.3.1      Fines not paid when due accrue interest at 12% a year and are indexed to the General Market Price Index (IGP-M), which is calculated by the Getúlio Vargas Foundation, or an index that replaces it if it is discontinued. Indexing will be applied annually, or more often if allowed by law.

12.3.2      Proceeds from these fines will be reverted to BOVESPA. This money will be used to maintain the Market Arbitration Panel, in charge of resolution of disputes under the Arbitration Rules.

12.4    Non-Cash Sanctions. If a breach is not cured by the deadline in the default notice mentioned in item 12.1, BOVESPA may order:

(i)    The prices for the Company’s securities to be disclosed separately, setting a new deadline to remedy of the default, upon notice to the Company; or

(ii)   Trades in the Company’s securities to be suspended on the Novo Mercado, setting a new deadline to remedy the default, upon notice to the Company.

The seriousness of the offense and the ensuing damages to the market and its participants will be taken into account in imposing these penalties. The fines described above may also be imposed.

12.4.1      If the sanction in item 12.4 (i) is imposed and the Company does not meet the new deadline for curing its breach, BOVESPA can order that trades in the Company’s securities be suspended on the Novo Mercado.

12.4.2      The sanctions described in item 12.4 will be lifted on the date the default is fully cured.

12.4.3      Trading in a Company’s securities may also be suspended under BOVESPA’s general suspension rules and regulations and for violations of the law.

12.4.4      Effects of Suspension. While trading in a Company’s securities is suspended on the Novo Mercado pursuant to item 12.4 (ii), the Company, the Controlling Shareholder, the Senior Managers and the Fiscal Council members must continue to meet all obligations under these Listing Rules, the Arbitration Clause and the Arbitration Rules.

12.5    Termination of the Novo Mercado Agreement. BOVESPA may declare termination of the Novo Mercado Agreement if the breach leads to the suspension of trading is not cured by the deadline stated in the notice described in item 12.4 (ii).

12.5.1      Effects of Termination. As a result of termination of the Novo Mercado Agreement under 12.5:

(i)             The Company’s securities cannot be traded on the Novo Mercado for 2 (two) years from the termination date, unless the Company’s shareholding control is disposed of after the termination ;

(ii)          The Controlling Shareholder will not be released from compliance with the obligations inherent in the Company’s delisting from the Novo Mercado under items 11.6 and 11.6.1 (Disposal of Control after Delisting);

(iii)       The Controlling Shareholder must make a public tender offer for the shares held by the other shareholders. This offer must be for at least the Economic Value of the shares as calculated under Part X and comply with applicable rules and regulations. The information about the public tender offer must be reported to BOVESPA and disclosed to the market immediately after the Company receives notice of the early termination of the Novo Mercado Agreement;

and

(iv)  The Controlling Shareholder will continue to be bound by the arbitration described in Part XIII until all the obligations described in item 12.5.1 are fulfilled.

12.5.2      The termination of the Novo Mercado Agreement will be declared if the Company is declared bankrupt or if its registration for the trading on stock exchange is cancelled.

12.5.3      Termination of Novo Mercado Agreement under item 12.5 will not mean the Company’s automatic loss of its status as a publicly-held company listed at BOVESPA, unless one of the events mentioned in item12.5.2 occurs.

12.6    The offender will have the right to defend itself before any sanction or penalty is imposed under this Part.

12.6.1      BOVESPA will disclose the names of the Companies at which Senior Managers or Controlling Shareholder are subjected to penalties for breach of any obligation deriving from these Listing Rules.

12.7    Supplementary Rules. If the Company’s Control is classified as Diffuse Control BOVESPA may issue supplementary rules to govern the public tender offers for shares described in item 12.5.1 (iii).

PART XIII

ARBITRATION

13.1    Arbitration. BOVESPA, the Company, its Controlling Shareholder, Senior Managers and Fiscal Council members agree to refer to arbitration any disputes related to these Listing Rules, the Novo Mercado Agreement, the Arbitration Clause, particularly regarding their enforcement, validity, effectiveness, construction, violation and related effects, before the Market Arbitration Panel, under the Arbitration Rules.

PART XIV

MISCELLANEOUS

14.1    Disclosure. All documents and information to be disclosed by the Company under these Listing Rules must be delivered to BOVESPA electronically and, if possible, made available at the Company’s web site.

14.2    Amendments. BOVESPA cannot make any material change to these Listing Rules except on the condition that:

(i)    It holds a Closed Hearing with the Companies listed on the Novo Mercado on a date scheduled by the BOVESPA Chief Executive Officer with at least 15 (fifteen) days notice and there is no express opposition to the change by more than one-third of the attendees at the Closed Hearing; and

(ii)   The amendment is approved by CVM.

14.2.1      Effectiveness of Amendments. BOVESPA must inform the Company, its Senior Managers, Controlling Shareholder and Fiscal Council members 30 (thirty) days before any amendment to these Listing Rules or the Arbitration Rules takes effect.

14.3    Supervening Rules. If any provision of these Listing Rules is held invalid or unenforceable in light of any supervening rules or regulations, the provision will be replaced with another with similar content that achieves the same purpose and intent of the invalid or unenforceable provision, subject to the supervening rules or regulations. The invalidity or unenforceability of any provision will not affect the other provisions contained in these Listing Rules.

14.3.1      If the provisions of these Listing Rules are fully or partially incorporated into future laws and if this results in these Listing Rules becoming irrelevant, BOVESPA may terminate the Novo Mercado Agreement. The termination of the Agreement will not mean that the Company will lose its status as a publicly-held company listed at BOVESPA.

14.4    Omissions - Unforeseen Events. The BOVESPA Chief Executive Officer may, at his or her own discretion, resolve cases not dealt with in these Listing Rules, as presented by the Company, its Senior Managers and Controlling Shareholder.

PART XV

FINAL PROVISIONS

15.1    Exclusion of Liability. The provisions in these Listing Rules do not imply any liability for BOVESPA and do not mean that BOVESPA will defend the interests of someone adversely affected by:

(i)    Unlawful acts or abuses committed by the Company, the Controlling Shareholder, the Senior Managers, or the Fiscal Council members; or

(ii)   False or misleading information, or the omission of material information, attributable to the Company, the Controlling Shareholder, the Senior Managers or the Fiscal Council members.

LIST OF EXHIBITS TO THE NOVO MERCADO LISTING RULES

Exhibit A

Form Annual Corporate Calendar

Exhibit B

Form Statement of Consent from Senior Managers

Exhibit C

Form Statement of Consent from Controlling Shareholders

Exhibit D

Form Statement of Consent from Fiscal Council Members

Exhibit E

Form Application for NOVO MERCADO Listing

Exhibit F

Form Statement Signed by the Company’s Investor Relations Officer

EXHIBIT A

ANNUAL CORPORATE

CALENDAR

Company Name
Headquarters Address
Website Address
Investor Relations Officer	Name:
E-mail:
Phone:
Fax:

Person in charge of the Investor	Name:
Relations Area	E-mail:
Phone:
Fax:

Newspapers (and places) where corporate acts are published

The Company is bound by the Market Arbitration Panel, pursuant to the Arbitration Clause of its Bylaws.

Annual Financial Statements and Consolidated Accounts, if applicable, for the financial year ended on [date]

EVENT	DATE
Availability to Shareholders
Publication
Forwarding to BOVESPA

Standard Financial Statements — DFP for the financial year ended on [date]

EVENT	DATE
Forwarding to BOVESPA

Annual Financial Statements or Consolidated Accounts prepared in accordance with international accounting standards, for the financial year ended on [date]

EVENT	DATE
Forwarding to BOVESPA

Cash proceeds in allocation of results for the financial year ended on [date]

Amount in R$/share
Proceeds	Event-Date	Amount (R$)	CS	PS	Payment Date

(dividend or interest on own capital)	BDM, EGM or AGM — Date of realization)	(gross)	(gross)	(gross)

Annual Information Statement — IAN for the financial year ended on [date]

EVENT	DATE
Forwarding to BOVESPA

Quarterly Financial Statements — ITR

EVENT	DATE
Forwarding to BOVESPA
Regarding the 1st quarter
Regarding the 2nd quarter
Regarding the 3rd quarter

Quarterly Financial Statements in English or in accordance with international accounting standards

EVENT	DATE
Forwarding to BOVESPA
Regarding the 1st quarter
Regarding the 2nd quarter
Regarding the 3rd quarter

Annual General Meeting

EVENT	DATE
Publication of Call Notice
Forwarding of Call Notice to BOVESPA coupled with management proposal, if any
Date of the Annual General Meeting
Forwarding of major resolutions taken at the Annual General Meeting to BOVESPA
Forwarding of the minutes of the Annual General Meeting to BOVESPA

Extraordinary General Meetings already scheduled

EVENT	DATE
Publication of Call Notice
Forwarding of Call Notice to BOVESPA coupled with management proposal, if any
Date of the Extraordinary General Meeting
Forwarding of major resolutions taken at the Extraordinary General Meeting to BOVESPA
Forwarding of the minutes of the Extraordinary General Meeting to BOVESPA

Public Meeting with Analysts

EVENT	DATE
Date of the Public Meeting with Analysts, open to other interested parties (place and time)

Conference call (optional)

EVENT	DATE
Date of the conference call (describe the subject to be discussed, time and how to participate)

Board of Directors Meetings already scheduled

EVENT	DATE
Date of the Board of Directors Meeting (involving issues of interest to the market)
Forwarding of the main resolutions taken at the Board of Directors Meeting to BOVESPA
Forwarding of the minutes of the Board of Directors Meeting to BOVESPA

EXHIBIT B

STATEMENT OF CONSENT FROM SENIOR MANAGERS

By this instrument, [INSERT SENIOR MANAGER’S NAME], [INSERT SENIOR MANAGER’S NATIONALITY, MARITAL STATUS AND PROFESSION], resident and domiciled at [INSERT ADDRESS], with individual taxpayer ID number (CPF) [INSERT CPF NUMBER], bearer of Identity Card [R.G. or RNE] No. [INSERT NUMBER AND ISSUING AGENCY], from here onward referred to as “Declarant”, in the capacity of [INSERT SENIOR MANAGER’S TITLE] at [INSERT COMPANY’S NAME], a joint-stock company with its principal place of business at [INSERT ADDRESS], with corporate taxpayer ID number (CNPJ) [INSERT CNPJ NUMBER], from here onward referred to as “Company,” hereby expressly takes personal responsibility for compliance with the rules stated in the Novo Mercado Agreement signed by the Company (“Agreement”) and in the Novo Mercado Listing Rules (“Listing Rules”), which govern this securities trading segment of the São Paulo Stock Exchange — BVSP (BOVESPA), including any subsequent amendments, pursuant to the provisions of item 14.2 of these Listing Rules, the terms of which are fully known to Declarant, as well as in any other Rules that may be issued in relation to the Novo Mercado (jointly, the “Rules”), and undertakes to perform its managerial duties at the Company always in keeping with these rules, also being subject to the applicable fines and penalties prescribed in the Agreement and Listing Rules. Declarant undertakes to comply with the obligations that apply to him or her, and will likewise cause the Company to comply with its obligations under the Agreement and pursuant to the Listing Rules.

Declarant also gives full and unconditional agreement with all terms and conditions stated in the Market Arbitration Panel Rules (“Arbitration Rules”), including further amendments, pursuant to the provisions of item 16.3 of such Arbitration Rules, and the Arbitration Clause provided for in the Company’s Bylaws, being responsible and undertaking to refer to arbitration any and all disputes or controversies between the Declarant, the Company, its Shareholders, other Senior Managers, Fiscal Council members and BOVESPA, that related to the enforcement, validity, efficacy, violation and related effects, of: (a) the provisions in the Corporation Law and the Company’s Bylaws, (b) the rules issued by the National Monetary Council, the Central Bank of Brazil and the Securities and Exchange Commission of Brazil, (c) all other rules governing capital markets in general, and (d) the directives in these Listing Rules, Arbitration Rules and the Novo Mercado Agreement with strict compliance with the law in effect, especially with Law No. 9,307/96, the Statement of Consent being effective as an Arbitration Clause, pursuant to article 4 of that Law. For this purpose, the Declarant undertakes to sign the respective arbitration statement and accept the arbitration decision that may be given in the event of any dispute or controversy.

The Declarant signs this instrument in 3 (three) identical copies, in the presence of the two undersigned witnesses.

[INSERT PLACE AND DATE OF SIGNATURE]

[INSERT DECLARANT’S NAME]

[INSERT ADDRESS, FAX No. AND E-MAIL FOR NOTIFICATIONS — IF POSSIBLE, USE THE SAME ADDRESS FOR NOTIFICATION INCLUDED IN THE NOVO MERCADO AGREEMENT]

Witnesses:

1.	2.
Name:	Name:
RG:	RG:

EXHIBIT C

STATEMENT OF CONSENT FROM CONTROLLING SHAREHOLDER

By this instrument, [INSERT NAME AND PARTICULARS OF CONTROLLING SHAREHOLDER, INCLUDING THOSE OF THE CONTROLLING COMPANY], from here onward referred to as “Declarant(s)”, in the capacity of controlling shareholder in [INSERT COMPANY’S NAME], a joint-stock company with its principal place of business at [INSERT ADDRESS], with corporate taxpayer ID number (CNPJ) [INSERT CNPJ NUMBER], from here onward referred to as “Company”, hereby expressly takes personal responsibility for compliance with the rules stated in the Novo Mercado Agreement signed by the Company (“Agreement”) and in the Novo Mercado Listing Rules (“Listing Rules”), which govern this securities trading segment of the São Paulo Stock Exchange — BVSP (BOVESPA), including any subsequent amendments, pursuant to the provisions of item 14.2 of these Listing Rules, the terms of which are fully known to Declarant, as well as in any other Rules that may be issued in relation to the Novo Mercado (jointly, the “Rules”), and undertakes to exert the respective control over the Company always in keeping with those rules, also being subject to the applicable fines and penalties prescribed in the Agreement and Listing Rules. Declarant undertakes to comply with the obligations that apply to it, and will likewise cause the Company to comply with its obligations under the Agreement and pursuant to the Rules.

Declarant also gives full and unconditional agreement with all terms and conditions stated in the Market Arbitration Panel Rules (“Arbitration Rules”), including further amendments, pursuant to the provisions of item 16.3 of such Arbitration Rules, and the Arbitration Clause provided for in the Company’s Bylaws, being responsible and undertaking to refer to arbitration any and all disputes or controversies between the Declarant, the Company, its Shareholders, Senior Managers, Fiscal Council members and BOVESPA, that related to the enforcement, validity, efficacy, violation and related effects, of: (a) the provisions in the Corporation Law and the Company’s Bylaws, (b) the rules issued by the National Monetary Council, the Central Bank of Brazil and the Securities and Exchange Commission of Brazil, (c) all other rules governing capital markets in general, and (d) the directives in these Listing Rules, Arbitration Rules and the Novo Mercado Agreement; with strict compliance with the law in effect, especially with Law No. 9,307/96.

The Declarant additionally undertakes to require the Company’s Indirect Controlling Shareholder, if any, to comply with any arbitration decisions given by the Market Arbitration Panel formed according to the provisions of the Arbitration Rules. The Declarant undertakes to sign the respective arbitration statement and accept the arbitration decision that may be given in the event of any dispute or controversy.

Declarant signs this instrument in 3 (three) identical copies, in the presence of the two undersigned witnesses.

[INSERT PLACE AND DATE OF SIGNATURE]

[INSERT DECLARANT’S NAME]

[INSERT ADDRESS, FAX NO. AND E-MAIL FOR NOTIFICATIONS — IF POSSIBLE, USE THE SAME ADDRESS FOR NOTIFICATION INCLUDED IN THE NOVO MERCADO AGREEMENT]

Witnesses:

1.	2.
Name:	Name:
RG:	RG:

EXHIBIT D

STATEMENT OF CONSENT FROM FISCAL COUNCIL MEMBERS

By this instrument, [INSERT MEMBER’S NAME], [INSERT MEMBER’S NATIONALITY, MARITAL STATUS AND PROFESSION], resident and domiciled at [INSERT ADDRESS], with individual taxpayer ID number (CPF) [INSERT CPF NUMBER], bearer of Identity Card [R.G. or RNE] No. [INSERT NUMBER AND ISSUING AGENCY], from here onward referred to as “Declarant”, in the capacity of member of the Fiscal Council of [INSERT COMPANY’S NAME], a joint-stock company with its principal place of business at [INSERT ADDRESS], with corporate taxpayer ID number (CNPJ) [INSERT CNPJ NUMBER], in keeping with the provisions of Part V of the Novo Mercado Listing Rules (“Listing Rules”), which govern this securities trading segment of the São Paulo Stock Exchange — BVSP (BOVESPA), hereby represents that Declarant is fully aware of and undertakes to comply, to the extent applicable, with the provisions contained in the Market Arbitration Panel Rules (“Arbitration Rules”), including subsequent amendments, pursuant to the provisions of item 16.3 of such Arbitration Rules, and the Arbitration Clause provided for in the Company’s Bylaws, being responsible and undertaking to refer to arbitration any and all disputes or controversies between the Declarant, the Company, its Shareholders, Senior Managers, other Fiscal Council members and BOVESPA, that related to the enforcement, validity, efficacy, violation and related effects, of: (a) the provisions in the Corporation Law and the Company’s Bylaws, (b) the rules issued by the National Monetary Council, the Central Bank of Brazil and the Securities and Exchange Commission of Brazil, (c) all other rules governing capital markets in general, and (d) the directives in these Listing Rules, Arbitration Rules and the Novo Mercado Agreement; with strict compliance with the law in effect, especially with Law No. 9,307/96, the Statement of Consent being effective as an Arbitration Clause, pursuant to article 4 of that Law. For this purpose, the Declarant undertakes to sign the respective arbitration statement and accept the arbitration decision that may be given in the event of any dispute or controversy.

Declarant signs this instrument in 3 (three) identical copies, in the presence of the two undersigned witnesses.

[INSERT PLACE AND DATE OF SIGNATURE]

[INSERT THE DECLARANT(S) NAME(S)]

[INSERT ADDRESS, FAX NO. AND E-MAIL FOR NOTIFICATIONS — IF POSSIBLE, USE THE SAME ADDRESS FOR NOTIFICATION INCLUDED IN THE NOVO MERCADO AGREEMENT]

Witnesses:

1.	2.
Name:	Name:
RG:	RG:

EXHIBIT E

APPLICATION FOR NOVO MERCADO LISTING

To

Chief Executive Officer of

São Paulo Stock Exchange — BVSP (BOVESPA)

Mr. Chief Executive Officer:

[INSERT COMPANY’S NAME], a joint-stock company with its principal place of business at [INSERT ADDRESS], with corporate taxpayer ID number (CNPJ)  [INSERT CNPJ], here represented by its Investor Relations Officer, Mr./Ms. [INSERT NAME], [INSERT NATIONALITY, MARITAL STATUS AND PROFESSION], resident and domiciled at [INSERT ADDRESS], with individual taxpayer ID number (CPF) [INSERT CPF] and bearer of Identity Card [RG or RNE] No. [INSERT NUMBER AND ISSUING AGENCY], here applies for registration at BOVESPA for the trading of its securities on the NOVO MERCADO; for such purpose, the documentation described in Part III, item 3.2 of the NOVO MERCADO Listing Rules is attached.

Sincerely,

[PLACE AND DATE]

[SIGNATURE]

EXHIBIT F

STATEMENT

[INSERT COMPANY’S NAME], a joint-stock company with its principal place of business at [INSERT ADDRESS], with corporate taxpayer ID number (CNPJ)  [INSERT CNPJ], here represented by its Investor Relations Officer, Mr./Ms. [INSERT NAME], [INSERT NATIONALITY, MARITAL STATUS AND PROFESSION], resident and domiciled at [INSERT ADDRESS], with individual taxpayer ID number (CPF) [INSERT CPF] and bearer of Identity Card [RG or RNE] No. [INSERT NUMBER AND ISSUING AGENCY], in view of its intention to be listed on the NOVO MERCADO of the São Paulo Stock Exchange — BVSP (BOVESPA), states that:

1.                                       It is registered as a publicly-held company with the Securities and Exchange Commission of Brazil under the number ....... (or, if appropriate, “it is applying for registration as a publicly-held company with the Securities and Exchange Commission of Brazil with a view to trading its common shares on stock exchanges”);

2.                                       It is cognizant of the provisions contained in the Novo Mercado Agreement, in the Novo Mercado Listing Rules, in the Arbitration Rules, and in all other rules issued by BOVESPA, all of which it will fully comply with;

3.                                       It will pay the annuities due to BOVESPA in the manner and by the deadlines established by the applicable rules;

4.                                       It will provide BOVESPA with the information described in the Novo Mercado Listing Rules;

5.                                       It will give prior notice to BOVESPA, irrespective of publication, of the date on which any rights will start being paid to the shareholders, as well as the commencement and end dates for exercise of subscription rights and the periods during which any requests for transfer, conversion, split or reverse split of shares or share certificates will be suspended;

6.                                       It will promptly disclose any information with respect to material facts involving the Company’s business; and

7.                                       It will provide BOVESPA with a copy of every document sent to the Securities and Exchange Commission of Brazil, including any documents submitted for updating of listing records as well as data on the company’s financial and economic conditions as disclosed to the media.

[PLACE AND DATE]

[SIGNATURE]

March/2008.

Bolsa de Valores de São Paulo
Rua XV de Novembro, 275
01013-001 - São Paulo - SP
Tel.: (11) 3233-2341/2371
Fax: (11) 3233-2051

www.bovespa.com.br
E-mail: bovespa@bovespa.com.br